Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-16059, No. 33-12755, No. 33-55614, No. 33-80504, No. 333-327 and No.
333-44180 of Sharper Image Corporation on Form S-8 of our reports dated March 25, 2002, appearing in and incorporated by reference in this Annual Report on Form 10-K of Sharper Image Corporation for the year ended January 31, 2002.


/s/ Deloitte & Touche LLP

San Francisco, California
April 30, 2002